Exhibit 32.2
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Chart Industries, Inc., a Delaware corporation (the “Company"), does hereby certify, to such officer's knowledge, that:

a.
The Annual Report on Form 10-K for the period ended December 31, 2012 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

b.
The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-K.

Dated: February 28, 2013

/s/ Michael F. Biehl
Michael F. Biehl
Executive Vice President, Chief Financial Officer and Treasurer

This written statement accompanies the Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.